Exhibit 8.1

LIST OF SUBSIDIARIES

1.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

2.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

3.	Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.

4.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

5.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

6.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

7.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

8.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

9.	Intelsat China (Hong Kong) Limited, a company organized under the laws of Hong Kong.

10.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.

11.	Intelsat Corporation, a corporation organized under the laws of Delaware.

12.	Intelsat Finance Bermuda Ltd., a company organized under the laws of Bermuda.

13.	Intelsat Finance Nevada LLC, a limited liability company organized under the laws of Nevada.

14.	Intelsat France SAS, a company organized under the laws of France.

15.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

16.	Intelsat Germany GmbH, a company organized under the laws of Germany.

17.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

18.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.

19.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

20.	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.

21.	Intelsat India Private Limited, a company organized under the laws of India.

22.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

23.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

24.	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.

25.	Intelsat Investments S.A., a company organized under the laws of Luxembourg.

26.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

27.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

28.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

29.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

30.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.

31.	Intelsat Mexico S.A. de C.V., a company organized under the laws of Mexico.

32.	Intelsat New Dawn (Gibraltar) Limited, a company organized under the laws of Gibraltar.

33.	Intelsat New Dawn Company, Ltd., a company organized under the laws of Bermuda.

34.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.

35.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

36.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.

37.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.

38.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

39.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

40.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.

41.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.

42.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

43.	PanAmSat Capital Corporation, a company organized under the laws of Delaware.

44.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

45.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

46.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.

47.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

48.	PanAmSat International Sales, Inc., a corporation organized under the laws of Delaware.

49.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

50.	PanAmSat International Systems Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

51.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

52.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

53.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

54.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.

55.	PAS International LLC, a limited liability company organized under the laws of Delaware.

56.	Southern Satellite Corporation, a corporation organized under the laws of Connecticut.

57.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.